UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

FULLCIRCLE REGISTRY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-51918	87-0653761
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, Kentucky	40065
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 410-4500

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2011, FullCircle Registry, Inc. (the “Company”) has engaged Investor News Source (“INS”), Rochester, NY 14607, an independent contractor, to provide investor relations and consulting services. INS will assist the Company with its efforts towards enhancing investor awareness, corporate communications and overall shareholder support.

In consideration for these services, INS has agreed to be compensated with a combination of cash of $10,000 and restricted stock of the Company. The Company has agreed to immediately issue 312,500 shares of class A common stock at an issue price of  $.064 per share.

The engagement runs for a period of six months commencing August 25, 2011 and is renewable at the discretion of the Company.

In the past few weeks, the Company has engaged two public relations consultants for the purposes listed above.  Each consultant focuses on a different geographic areas of the United States and focuses on different kinds of services which are needed in the FullCircle business plans.

Item 8.01. Other Events.

Norman L. Frohreich, President and CEO of the Company, issued a press release announcing the foregoing engagement with Consultant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.

Dated: August 26, 2011	By	/s/ Norman L. Frohreich
Norman L. Frohreich
Its: President and CEO